EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Elexsys International, Inc. (formerly Diceon Electronics, Inc.) in Registration Statement No. 33-21826, No. 33-02384 and No. 33-58033 on Form S-8 and
Registration Statement No. 33-22598 on Form S-3 of our reports dated October 18, 1996 (November 26, 1996 as to the fifth paragraph of note 14) appearing in the Annual Report on Form 10-K of Elexsys International, Inc. for the year ended September 30, 1996.

Deloitte & Touche LLP

Costa Mesa, California
December 18, 1996



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





                                               ELEXSYS INTERNATIONAL, INC.
                               SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                  For The Years Ended September 30, 1996, 1995, and 1994
                                                  (Thousands of Dollars)





Description                              Balance at           Additions       Deductions          Balance at End
                                        Beginning of       Charged to Cost                            of Year
                                            Year            and Expenses
1996
Allowance for doubtful accounts            $ 458               $  5           $ (176)(1)             $ 287
Inventory reserves                           233                 88              (84)(2)               237
                                       ==========   ================  ================      ================
   Total                                   $ 691               $ 93           $ (260)                $ 524
                                       ==========   ================  ================      ================


1995
Allowance for doubtful accounts            $ 450               $ 93            $ (85)(1)             $ 458
Inventory reserves                           495                235             (497)(2)               233
                                       ==========   ================  ================      ================
   Total                                   $ 945               $328            $(582)                $ 691
                                       ==========   ================  ================      ================


1994
Allowance for doubtful accounts            $ 450              $  53            $ (53)(1)             $ 450
Inventory reserves                           282                550             (337)(2)               495
                                       ==========   ================  ================      ================
   Total                                   $ 732              $ 603            $(390)                $ 945
                                       ==========   ================  ================      ================

(1)    Relates primarily to the write-off of uncollectible accounts receivable, net of recoveries.

(2)    Relates primarily to the write-off of obsolete inventory.
